Exhibit 99.1

Safeco Investor Relations

Neal Fuller, 206/545-5537

Safeco Media Relations

Paul Hollie, 206/545-3048

Ross Kari Named Safeco’s New Chief Financial Officer

SEATTLE - (May 30, 2006) - Safeco (NASD: SAFC) today named financial services veteran Ross Kari as the company’s executive vice president and chief financial officer, effective June 21, 2006.

Kari joins Safeco from the Federal Home Loan Bank of San Francisco, where he has served as executive vice president and chief operating officer since 2002. In this role, he has directed the bank’s operational divisions, including financial management, sales and marketing, credit and collateral risk management, controllers, information services, and community investment.

He built his career at Wells Fargo & Company in San Francisco, a $272 billion financial services company. During Kari’s 18 years at Wells Fargo, he rose through the ranks - starting as a financial analyst in 1983 and ending his tenure as executive vice president and chief financial officer.

“Quality deserves quality,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “Ross Kari’s rich and varied career in financial services will bring discipline and innovation to our company and our industry.”

Kari was selected following a five-month nationwide search. He replaces Christine Mead, who left the company in December 2005. He will be a member of Reynolds’ executive team, responsible for overseeing Safeco’s financial operations. Kari earned both a bachelor’s degree and an MBA from the University of Oregon.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses through a national network of independent agents and brokers.

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FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.